Exhibit 3.2.1
Exhibit 3.2.1 EXHIBIT B Single-Member LLC Operating Agreement Creo Manufacturing America LLC A Wyoming Limited Liability Company Article One Creation of the Limited Liability Company Section 1.1. The Limited Liability Company This Operating Agreement which is dated January 13, 2004 establishes the conditions for operation of a Single-Member Limited Liability Company under the laws of the State of Wyoming. The Limited Liability Company (LLC) shall be effective upon the filing of Articles of Organization as required by Wyoming. Creo Americas, Inc., 3 Federal Street, Billerica, MA 01821 is the Initial Single-Member of this LLC and subject to the provisions of the Act shall operate the LLC under the terms and conditions of this Agreement. Section 1.2. The Name of the Limited Liability Company The name of the LLC is Creo Manufacturing America LLC. The Member may change the name of the LLC or operate the LLC under different names. Section 1.3. Purposes of the LLC In order to accomplish its purposes, the LLC may conduct any lawful business and investment activity permitted under the laws of the State of Wyoming and in any other jurisdiction in which it may have a business or investment interest. The LLC may own, acquire, manage, develop, operate, sell, exchange, finance, refinance, and otherwise deal in any manner with real estate, personal property, and any other type of business as the Member may from time to time deem to be in the best interest of the LLC. The LLC may engage in any other activities which are related or incidental to the foregoing purposes. Section 1.4. Principal Office of the LLC and Location of Records The street address of the principal office in the United States where the records of the LLC are to be maintained is: 1720 Carey Avenue, Suite 200, Cheyenne, WY 82001 or such other place or places as the Member determines. The records maintained by the LLC are to include all records which the LLC is required by law to maintain. The LLC shall likewise maintain a records office in any jurisdiction which requires a records office, and the LLC shall maintain at each such records office all records which the jurisdiction of its location shall require. Section 1.5. Registered Agent and Registered Office

The name of the Registered Agent of the LLC is Hirst & Applegate, P.C. and the registered office of the LLC is: 1720 Carey Avenue, Suite 200, Cheyenne, WY 82001 Section 1.6. The Term of the LLC The term of the LLC shall begin on the date the Articles of Organization is filed with the Secretary of State of Wyoming and shall have a perpetual duration, unless terminated as provided in this Agreement. Section 1.7. Tax Matters The Managers shall have all authority with regard to tax matters pursuant to the Code. Article Two Definitions For purposes of this agreement, unless the language or context clearly indicates that a different meaning is intended, the following words, terms and phrases defined in this section have the following meanings: Act means the Wyoming Limited Liability Company Act, as amended from time to time. Additional Member means a Member admitted to the LLC after the execution of the Agreement who is not a Substitute Member. Agreement means this Operating Agreement as it may be amended from time to time. Articles of Organization means the Articles of Organization filed with the Secretary of State of Wyoming as required by the Act as amended from time to time, or such other similar instrument as may be required to be filed by the laws of any other state in which the LLC intends to conduct business. (e) Assignee means a transferee of an LLC Interest who has not been admitted as a Substitute Member in accordance with the provisions of Article Nine of this Agreement. (f) Bankrupt as used in this Agreement shall mean the filing of a petition in voluntary bankruptcy or an assignment for the benefit of creditors or other action taken voluntarily or involuntarily, by a Member under any Federal. State or Provincial law for the benefit of an insolvent party, except the filing of a petition of involuntary bankruptcy against a Member unless the petition is not dismissed within forty-five (45) days following such tiling, or the issuance of a charging order against the interest of a Member without the removal thereof within ten (10) days from the service of such order. (g) Capital Contribution means anything of value that a person contributes to the LLC as a prerequisite for, or in connection with, membership, including cash, property, services rendered, or a promissory note or other binding obligation to contribute cash or property or to perform services; the Initial Capital Contribution is shown in Exhibit “A” of this Agreement, which is attached to this Agreement and incorporated in it. Additional Capital Contributions may be made at any time. (h) Code means the Internal Revenue Code of 1986, as amended, and any successor to that Code. (i) Disability of a Member means that the Member has been declared or adjudicated incompetent, incapacitated, or otherwise legally unable to effectively manage his or her property or financial affairs by a court of competent jurisdiction; or that the Member’s incapacity has been certified in writing by at least two licensed physicians after examination of the Member; or that the Member has disappeared or is absent for unexplained reasons, or is being detained under duress where the Member is unable to effectively manage his or her property or financial affairs. fj) Initial Member means Creo Americas, Inc., 3 Federal Street. Billerica, MA 01821. (k) LLC means Creo Manufacturing America LLC. a Wyoming Limited Liability Company.

(1) LLC Interest shall mean the ownership interest and rights of a Member in the LLC, including, without limitation, the Member’s right to a distributive share of the profits and losses, distributions and the property of the LLC, and the right to consent or approve LLC actions. All LLC Interests are subject to the restrictions on transfer imposed by this Agreement. Each Member’s interest is personal property and, as such, no Member shall have any interest in any of the assets of the LLC. (m) Member means a person with an ownership interest in this LLC, with the rights and obligations specified under the Act and the Agreement. (n) Person means an individual, a general partnership, a limited partnership, a limited liability company, a corporation, a trust, a business trust, a real estate investment trust, an estate, or other associations. (o) Personal Representative shall include an executor, administrator, guardian, custodian, conservator, trustee, or any other form of fiduciary. (p) Property means all LLC property and rights as described in Exhibit “A” and any property real or personal, tangible or intangible otherwise acquired by the LLC. (q) Substitute Member means any person not previously a Member who acquires, by purchase or otherwise, a LLC Interest and is admitted as a Substitute Member in accordance with the terms of Article Nine of this agreement, Article Three LLC Interests Section 3.1. Valuation of LLC Interests in the LLC For all purposes, the value of the LLC as an entity and of LLC Interests shall be their respective fair market value. Section 3.2. LLC to Elect Sole Proprietorship Tax Status The federal income tax basis of the Member’s LLC Interest and all other matters relating to the distributive share and taxation of items of income, gain, loss, deduction, and credit will be as prescribed by the provisions of the Code governing sole proprietorships. For income tax purposes, Sole Proprietorship status shall be elected in the manner required by the Treasury Regulations. Article Four Capital Contributions Section 4.1. Initial Capital Contribution Creo Americas, Inc. shall contribute as its initial capital contribution to the LLC $1.00 as described in Exhibit A attached hereto. Section 4.2. Additional Capital Contributions Creo Americas, Inc. may make Additional Capital Contributions to the LLC at any time and in any form.

Section 4.3. Record of Capital Contributions The fair market value of any property other than cash or publicly traded securities to be contributed as an Additional Capital Contribution shall be established at the time of contribution and kept in the records of the LLC, Each Member’s distributive share of profits, and the amount of any LLC liabilities that are assumed by the Member, shall also be kept in the records of the LLC. Section 4.4. Record of Distributions A record shall be maintained of the amount of cash and the fair market value of any property distributed to a Member pursuant to any provision of this Agreement, a Member’s share of losses, and the amount of any liabilities of a Member that are secured by any property contributed by a Member to the LLC. Section 4.5. Record of Transfers of Membership Interest Except as otherwise required by law, if any LLC Interest is transferred in accordance with the terms of this Agreement, the transferee shall be credited with the portion of Capital Contribution of the transferor to the extent that it relates to the transferred LLC Interest. Section 4.6. Interest on and Return of Capital No Member shall be entitled to any interest on any Capital Contribution. No Member shall have the right to demand or to receive the return of all or any portion of the Member’s Capital Contribution. Article Five Distributions Section 5.1. Distributions from the LLC It is the primary intent of the LLC to retain LLC funds in amounts determined in the sole discretion of the Initial Member to meet the reasonable needs of the business or investments of the LLC and other needs as provided in this Agreement. No Member shall have the right to demand distributions of any LLC funds or assets. Distributions of funds or other LLC assets, when made, shall be made according to the provisions of this Article. Section 5.2. Distributions of Cash Distributions of cash may be made to the Members. Such distributions shall only be made from the cash reserves which exceed the reasonable working reserves of the LLC, as determined in the sole discretion of the Initial Member. Section 5.3. Distributions in Kind The Initial Member, in its sole and absolute discretion, may make distributions in kind of LLC property to the Members. Article Six Management of the LLC Section 6.1. Management Vested in Managers Management of the LLC shall be vested in four Managers who shall be appointed by the Initial Member. The Initial Managers shall be Paul Kacir, Arnon Dror, Yochai Manor and Marcia Moore who shall serve until such time as they are replaced with or without cause by the Initial Member. All powers of the LLC shall be exercised by or under the authority of, and the business and affairs of the LLC shall be managed under the direction of, the Managers, unless otherwise provided in this Agreement. Except as otherwise expressly provided for herein, the Managers shall have all necessary powers to carry out the purposes, business and objectives of the LLC, including, but not limited to. the right to enter into and carry out contracts of all kinds; to employ employees, agents, consultants and advisors on behalf of the LLC; and defend actions in law or equity. The Managers may deal with any related person, firm or corporation on terms and conditions that would be available from an independent responsible third party that is willing to perform. Section 6.2. Authorization to Execute Certain Instruments With respect to all of its obligations, powers and responsibilities under this Agreement, the Managers are authorized to execute and deliver, for and on behalf of the LLC, such notes and other evidence of indebtedness, contracts, agreements, assignments, deeds, leases, loan agreements, mortgages, and other security instruments and agreements in such form, and on such terms and conditions, as the Managers in the Managers’ sole discretion deem proper. Section 6.3. Affidavit of Authority Any third party dealing with the LLC may rely upon the affidavit of any Manager, as to the Manager’s authority to act for the LLC. in substantially the form as follows: On my oath and under the penalties of perjury, I swear that I am a Manager of Creo Manufacturing America LLC, a Wyoming Limited Liability Company. I certify that I have the authority to act for, and bind, Creo Manufacturing America LLC in the transaction of the business for which this affidavit is given as affirmation of my authority. Manager Subscribed, sworn to and acknowledged before me, a Notary Public, by . this day of , 20 , My commission expires: Notary Public Section 6.4. Powers of the Managers The LLC, by and through the Managers, may acquire, hold, rent, lease, sell, convey, exchange, convert, improve, repair, manage, control, invest, and reinvest the funds of the LLC in every kind of real and personal property, both tangible and intangible, including property acquired “subject to” or “in assumption of an existing indebtedness and property acquired in whole or in part for promissory obligations of the LLC. The LLC may make any payment, receive any money, take any action, and make, execute, deliver and receive any contract, deed, instrument or document which may be necessary or advisable to exercise any of the powers conferred under this Agreement, and which are necessary or prudent for the proper administration and conservation of the investments of the LLC.

Article Seven Books, Records, and Bank Accounts Section 7.1. Books and Records Books of account shall be kept with respect to the operation of the LLC. Such books shall be maintained at the principal office of the LLC, or at such other place as the Members shall determine. The following records of the LLC shall be kept at its principal office: a copy of the Articles of Organization and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed; copies of this Agreement, as amended, and of any financial statements of the LLC for the three most recent years; and (c) any other documents required by law. Section 7.2. Accounting Basis and Fiscal Year The books of account of the LLC shall be kept on a method authorized or required by the Code and as determined by the Initial Member, and shall be closed and balanced at the end of each LLC year. Section 7.3. Bank Accounts and LLC Funds All cash receipts shall be deposited in the LLC’s bank or other depository accounts maintained by the LLC. Section 7.4. Accounts are Property of the LLC All accounts used by, or on behalf of. the LLC shall be and remain the property of the LLC, and shall be received, held and disbursed by the Managers for the purposes specified in this Agreement. Section 7.5. No Commingling of Funds LLC funds shall not be commingled with other funds. Article Eight Admission of Additional Member(s) Section 8.1. Admission by Consent of Initial Member No Person shall be admitted to the LLC as an Additional Member without the consent of the Initial Member. Section 8.2. Capital Contributions and Fair Market Value The Initial Member shall determine the initial capital contribution to be made by an Additional Member and the fair market value of such contribution, The fair market value of any property, other than cash or publicly-traded securities, to be contributed by an Additional Member as its initial capital contribution shall be agreed upon by the Additional Member and the Initial Member, or, alternatively, shall be determined by a disinterested appraiser mutually agreed upon by the Initial Member and the Additional Member, in the Initial Member’s sole and absolute discretion.

Section 8.3. Limitations Notwithstanding the provisions of Section 8.1 above, no Additional Member shall be admitted until such prospective Member completes the following actions: provides satisfactory evidence to the Initial Member that such an admission will not violate any applicable securities laws, or cause a termination of the LLC under applicable provisions of the Code: pays all reasonable expenses connected with such admission; and agrees to be bound by all of the terms and provisions of an Operating Agreement, approved by the Initial Member by executing the Operating Agreement. Section 8.4. Admissions in Violation of this Article Any admission of an Additional Member in violation of this Article shall be null and void and of no force and effect whatsoever. Article Nine Transfer of LLC Interests by a Member Section 9.1. Restrictions on Transfer Except as provided in this Article, a Member is prohibited from selling, transferring, encumbering or otherwise disposing of any LLC Interest without the written consent of the Initial Member. A transfer of an LLC Interest or the admission of a substitute Member in violation of the provisions of this Article shall be completely null and void. Section 9.2. Consequences of Transfer Upon the transfer by a Member of all or any portion of its LLC Interest, the transferred interest shall be converted into the interest of an Assignee unless all remaining Members consent in writing to such Assignee becoming a Substitute Member. The transferee of the LLC Interest shall be an assignee until the assignee satisfies the requirements of Sections 9.3 to become a Substitute Member. Section 9.3. Transferee Becoming Substitute Member If all remaining Members consent, a transferee” shall become a Substitute Member only after the transferor Member and its transferee, execute, acknowledge, and deliver to the LLC such instruments of transfer and assignment as are in form and substance satisfactory to the Manager. The transferee shall pay all reasonable expenses connected with such substitution, and agrees to be bound by the terms and provisions of an Operating Agreement approved by the Initial Member. Section 9.4. Effect Upon a LLC Interest Acquired Without Consent If any person, organization or agency should acquire the LLC Interest of a Member as a result of: an order of a court of competent jurisdiction which the LLC is required by law to recognize; or being subject to a lawful charging order by a court of competent jurisdiction; or a levy or other transfer of an LLC Interest, with voting rights, which the LLC has not approved but which the LLC is required by law to recognize;

then, in such event, the converted interest shall be that of an Assignee until the Member satisfies the requirements of Sections 9.3 to become a Substitute Member. Article Ten Dissolution and Termination Section 10.1. Events of Dissolution The LLC shall be dissolved upon the occurrence of any event described in this Section. The LLC shall be dissolved on a date designated by the Initial Member with the unanimous written consent of the Members or upon any event causing a dissolution under the Act. Section 10.2. Continuation of LLC Upon dissolution, the LLC shall thereafter conduct only activities necessary to wind up its affairs, unless within 90 days after the date of the event causing dissolution, a majority of the remaining Members, if any, elect in writing to continue the LLC. Section 10.3. Effective Date of Dissolution Absent the election to continue the LLC as provided in Section 10,2, dissolution of the LLC shall be effective on the date on which the event occurs giving rise to the dissolution, but the LLC shall not be wound up until the LLCs Articles of Organization is canceled and the assets of the LLC have been distributed as provided in this Agreement. Section 10.4. Operation of the LLC After Dissolution During the period in which the LLC is winding up, the business of the LLC and the affairs of the Members shall continue to be governed by this Agreement, Section 10.5. Liquidation of the LLC Property Upon dissolution of the LLC, the Members or, in the absence of a Member, a liquidator, shall liquidate the LLC Property, apply and distribute the proceeds derived from the liquidation of the Property as contemplated by this Agreement, and cause the cancellation of the LLC’s Articles of Organization. Section 10.6. Payment of LLC Creditors and Provision for Reserves The proceeds derived from the liquidation of LLC Property shall first be applied toward, or paid to, any creditor of the LLC who is not a Member, or successor in interest of the Member. The order of priority of payment to any creditor shall be as required by applicable state law. After payment of liabilities owing to creditors, excluding the Members, the Members or liquidator shall set up such reserves as they deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the LLC. Section 10.7. Distribution of Property After the Payment of Liabilities and Establishment of Reserves After paying such liabilities, the Members or liquidator shall cause the remaining net assets of the LLC to be paid to creditors, if any, and then distributed in the same manner as provided in this Agreement relating to distributions to the Members.

Section 10.8. Non-cash Assets In the event that any part of the net assets distributable to the Members consists of notes or accounts receivable or other non-cash assets, the Members or liquidator may take whatever steps deemed appropriate to convert such assets into cash or any other form to facilitate distribution. If any assets of the LLC are to be distributed in kind, such assets shall be distributed on the basis of their fair market value at the date of distribution. Article Eleven General Matters Section11.1. Successors and Assigns Subject to the restrictions on transfers provided in this Agreement, this Agreement, and each and every provision of it, shall be binding upon and shall inure to the benefit of the Initial Member or its respective successors, successors-in-title and assigns. Section 11,2. Amendment This Agreement and/or the Articles of Organization may be amended as necessary or appropriate to qualify or continue the qualification of the LLC as an LLC in which the Members have limited liability under the laws of any jurisdiction or to ensure that the LLC will not be treated as an association taxable as a corporation for federal income tax purposes and any other change that does not adversely affect the Members in any material respect or that is required or contemplated by this Agreement. Section 11.3. Construction Unless the context requires otherwise, words denoting the singular may be construed as denoting the plural, and words of the plural may be construed as denoting the singular. Words of one gender may be construed as denoting another gender as is appropriate within such context. Section 11.4. Headings of Articles, Sections, and Paragraphs The headings of Articles, Sections, and Paragraphs used within this Agreement are included solely for the convenience and reference of the reader. They shall have no significance in the interpretation or construction of this Agreement. Section 11.5. Applicable State Law The validity of this Agreement shall be determined by reference to the laws of the State of Wyoming. Section 11.6. Severability If any provision of this Agreement is declared by a court of competent jurisdiction to be invalid for any reason, such invalidity shall not affect the remaining provisions of this Agreement. The remaining provisions shall be fully severable, and this Agreement shall be construed and enforced as if the invalid provision had never been included.

Section 11.7. Acceptance Creo Americas, Inc. hereby acknowledges and confirms that it has caused this Operating Agreement to be drafted, accepts all its provisions, and agrees to be bound by all the terms, conditions and restrictions of this Agreement. IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written. CREO AMERICAS, INC., Initial Member BY: ITS:

Exhibit “A” Creo Americas, Inc. hereby contributes $ 1.00 to the LLC, CREO AMERICAS, INC., Initial Member BY: ___. ___ITS: This Exhibit or a copy of it must be prepared and signed by the Initial Member when an initial contribution is made to the LLC, It should be updated to reflect transfers of LLC Interests in order to keep LLC Interests up to date for voting and distribution purposes. Each revised Exhibit must be attached to this Agreement and available for inspection by each Member.